Exhibit 99.1

Press Release

Clean Harbors Appoints New Board Member

Norwell MA - Sept. 22, 2006 — Clean Harbors Inc. (NASDAQ:CLHB), the leading provider of environmental and hazardous waste management services throughout North America, today announced the appointment of Dr. Gene Banucci to the Company’s nine-member Board of Directors.  Dr. Banucci is the Chairman and Founder of ATMI, Inc., a supplier of specialty materials to the worldwide semiconductor industry.

Alan McKim, Chairman and Chief Executive Officer of Clean Harbors, said, “We are delighted to welcome to our board, a leader and innovator with the breadth of experience of Dr. Banucci.  Gene’s experience in materials and materials handling and his successful record as an accomplished business executive, makes him ideally suited to help guide Clean Harbors.”

Dr. Banucci said, “As a recognized leader within its markets, Clean Harbors is an outstanding company that I believe is uniquely positioned for further growth.  I am pleased to participate in the next phase of the Company’s development as the preeminent environmental services company.”

Prior to starting ATMI, Gene served as Vice President for American Cyanamid’s Chemical Research Division, where he directed new product research and development.  Previously, he was with General Electric Company for more than 10 years in a variety of management positions at the Corporate R&D Center and GE Plastics.

Gene is a founding member of the Connecticut Technology Council, a member of the Board of the Program on Innovation and Technology of the National Research Council, a member of the Board of Directors of Zygo, Inc., SemEquip Inc., Primet, and a member of the Board of Trustees of Beloit College.  He received his PhD in Organic Chemistry from Wayne State University, and his BA in Chemistry from Beloit College.  Gene holds 22 issued U.S. patents and is the author of numerous published articles.

About Clean Harbors, Inc.

Clean Harbors, Inc. is North America’s leading provider of environmental and hazardous waste management services.  With an unmatched infrastructure of 50 waste management facilities, including nine landfills, six incineration locations and seven wastewater treatment centers, the Company provides essential services to over 45,000 customers, including more than 175 Fortune 500 companies, thousands of smaller private entities and numerous federal, state and local governmental agencies.  Headquartered in Norwell, Massachusetts, Clean Harbors has more than 100 locations strategically positioned throughout North America in 37 U.S. states, six Canadian provinces, Mexico and Puerto Rico.  For more information, visit www.cleanharbors.com.

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties.  These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “estimates,” “projects,” or similar expressions.  These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in these forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof.  The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements other than through its various filings with the Securities and Exchange Commission.

A variety of factors beyond the control of the Company may affect the Company’s performance, including, but not limited to:

•                  The Company’s ability to successfully integrate Teris’ operations and assets into its existing network of services and disposal facilities;

•                  The Company’s ability to manage the significant environmental liabilities which it assumed in connection with the CSD acquisition;

•                  The availability and costs of liability insurance and financial assurance required by governmental entities relating to our facilities;

•                  The effects of general economic conditions in the United States, Canada and other territories and countries where the Company does business;

•                  The effect of economic forces and competition in specific marketplaces where the Company competes;

•                  The possible impact of new regulations or laws pertaining to all activities of the Company’s operations;

•                  The outcome of litigation or threatened litigation or regulatory actions;

•                  The effect of commodity pricing on overall revenues and profitability;

•                  Possible fluctuations in quarterly or annual results or adverse impacts on the Company’s results caused by the adoption of new accounting standards or interpretations or regulatory rules and regulations;

•                  The effect of weather conditions or other aspects of the forces of nature on field or facility operations;

•                  The effects of industry trends in the environmental services and waste handling marketplace; and

•                  The effects of conditions in the financial services industry on the availability of capital and financing.

Any of the above factors and numerous others not listed nor foreseen may adversely impact the Company’s financial performance.  Additional information on the potential factors that could affect the Company’s actual results of operations is included in its filings with the Securities and Exchange Commission, which may be viewed on the Investor portal of the Company’s Web Page at www.cleanharbors.com.

Contacts:

James M. Rutledge	Bill Geary
Executive Vice President and Chief Financial Officer	Executive Vice President and General Counsel
Clean Harbors, Inc.	Clean Harbors, Inc.
781-792-5100	781-792-5130
InvestorRelations@cleanharbors.com

Jim Buckley
Executive Vice President
Sharon Merrill Associates, Inc.
617-542-5300
clhb@investorrelations.com